Exhibit 10.1

GLOWPOINT, INC.

2007 STOCK INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this 2007 Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors, and Consultants, and to promote the success of the Company’s business.

2. Definitions.  As used herein, the following terms shall have the following definitions:

(a) “Administrator” means the Board or the Committee.

(b) “Affiliate” and “Associate” means these terms as defined in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of an Option, SAR, or Restricted Stock under this Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or Related Entity, or in the absence of such then-effective written agreement and definition, results from, as determined by the Administrator in its exclusive discretion, the Grantee’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or Related Entity; (ii) unfitness or unavailability for service, or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or Related Entity; (iv) dishonesty, intentional misconduct, or material breach of any agreement with the Company or Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person or entity.  At least thirty (30) days prior to the termination of the Grantee’s Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with written notice of the Company’s or Related Entity’s intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company’s or Related Entity’s satisfaction.  During this thirty (30) day (or longer) period, the Grantee may not exercise any Award, purchase Shares, or vest in any Shares.

(h) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or entity or related group of persons or entities (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person or entity that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders for which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend the then current shareholders accept; or

(ii) a change in the composition of the Board over thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be composed of individuals who are Continuing Directors.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means the Compensation Committee of the Board or such other committee designated by the Board.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Glowpoint, Inc., a Delaware corporation.

(m) “Consultant” means any person or entity (other than an Employee or Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or Related Entity to render consulting or advisory services to the Company or Related Entity.

(n) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for at least thirty-six (36) months; or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(o) “Continuous Service” means that the provision of services to the Company or Related Entity in any capacity of Employee, Director, or Consultant, is not interrupted or terminated.  Continuous Service shall not be considered interrupted for (i) any approved leave of absence; (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director, or Consultant; or (iii) any change in status as long as the individual remains in the service of the Company or Related Entity as an Employee, Director, or Consultant (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Stock Option granted hereunder, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(p) “Corporate Transaction” means any one or more of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including without limitation the capital stock of the Company’s Subsidiaries);

(iii) approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities are transferred to a person or entity or persons or entities different from those that held such securities immediately prior to such merger; or

(v) acquisition by any person or entity or related group of persons or entities (other than the Company or a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities (whether or not in a transaction also constituting a Change in Control).

(q) “Director” means a member of the Board or the board of directors of any Related Entity.

(r) “Disability” means the Grantee meets (i) or (ii):  (i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the Company’s or Related Entity’s employees.

(s) “Employee” means any person, including an Officer or Director, who is a common law employee of the Company or Related Entity.  For Incentive Stock Options, Employee means any person, including a Director or Officer, who is a common law employee of the Company, a Parent or a Subsidiary.  The payment of a director’s fee shall not be sufficient to constitute employment by the Company or Related Entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) When there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the market trading day on the date of grant (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or (B) if the Common Stock is not traded on any such exchange, the average of the closing bid and asked prices of a Share on the over-the-counter market for the day prior to the date of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source that the Administrator determines reliable in its exclusive discretion; or

(ii) If, in the opinion of the Administrator in its exclusive discretion, subparagraph (i) is not applicable or reasonable, the Fair Market Value of a Share, as determined by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) and the regulations thereunder, as of a date that is no more than twelve (12) months before the transaction to which the valuation is applied.

(v) “Good Reason” means the voluntary separation from service by a Grantee after a Corporate Transaction, Change in Control, or a Related Entity Disposition when the following conditions are satisfied:

(i) the separation from service occurs no later than two (2) years following the initial existence (which may begin prior to the Corporate Transaction, Change in Control, or Related Entity Disposition) of one or more of the following conditions arising without the Grantee’s consent:

(A) A material diminution in the Grantee’s base compensation;

(B) A material diminution in the Grantee’s authority, duties, or responsibilities;

(C) A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Grantee is required to report, including a requirement that the Grantee report to a corporate officer or employee instead of reporting directly to the Company’s board of directors;

(D) A material diminution in the budget over which the Grantee retains authority;

(E) A material change in the geographical location at which the Grantee performs services; or

(F) Any other action or inaction that constitutes a material breach by the Company or Related Entity of the employment agreement or other agreement under which the Grantee provides services.

(ii) The Grantee must provide written notice to the Board of the existence of the condition described in subparagraph (i) above within ninety (90) days of the initial existence of the condition, and upon the Board’s receipt of the written notice the Company or Related Entity has thirty (30) days to cure the condition.

(w) “Grantee” means an Employee, Director, or Consultant who receives an Award pursuant to an Award Agreement.

(x) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty (50%) percent of the voting interests.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Code Section 422.

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or Related Entity under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement.

(cc) “Parent” means a parent corporation” whether now or hereafter existing, under Code Section 424(e).

(dd) “Plan” means this 2007 Stock Incentive Plan, as it may be amended.

(ee) “Related Entity” means any Parent or Subsidiary.  It also means any corporation or other entity, other than the Company, to which the Grantee primarily provides services on the date of grant of an Award in an unbroken chain of corporations or other entities beginning with the Company in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, and ending with the corporation or other entity to which the Grantee primarily provides services on the date of grant of an Award.  In the case of a corporation, a controlling interest means ownership of stock possessing at least fifty (50%) percent of total combined voting power of all classes of stock entitled to vote, or at least fifty (50%) percent of the total value of shares of all classes of stock.  In the case of a partnership or limited liability company, a controlling interest means ownership of at least fifty (50%) percent of the profits interest or capital interest of the partnership or limited liability company.

(ff) “Related Entity Disposition” means the sale, distribution, or other disposition by the Company, Parent, or a Subsidiary of all or substantially all of the interests of any Related Entity effected by a sale, merger, consolidation, or other transaction involving that Related Entity, or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, Parent, or a Subsidiary.

(gg) “Restricted Stock” means Shares issued to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as determined by the Administrator.

(hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ii) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as set forth in the Award Agreement, measured by the increase in the Fair Market Value of a specified number of Shares from the date of grant until the date of exercise.

(jj) “Section 424 Corporate Transaction” means (i) a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, (ii) a distribution (excluding an ordinary dividend or a stock split or stock dividend described in Treas. Reg. §1.424-1(e)(4)(v)), or change in the terms or number of outstanding shares of a corporation, or (iii) such other corporate events prescribed by the Commissioner of the Internal Revenue Service in published guidance.

(kk) “Share” means a share of the Common Stock.

(ll) “Subsidiary” means a subsidiary corporation, whether now or hereafter existing, under Code Section 424(f).

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, the maximum aggregate number of Shares that may be issued pursuant to all Awards is 3,010,000 Shares of Common Stock.  The maximum number of aggregate Shares that may be issued pursuant toIncentive Stock Options is 3,010,000 Shares of Common Stock.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) that is forfeited or cancelled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares that may be issued under the Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors, the Plan shall be administered by (A) the Board; or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. For grants of Awards to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board; or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines in its exclusive discretion.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the exclusive authority and discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares and the amount of other consideration to be covered by each Award granted hereunder, provided, however, that in no event shall Awards with respect to more than 1,000,000 Shares be granted to any particular Grantee in any fiscal year;

(iv) to approve forms of Award Agreements;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement;

(viii) to establish additional terms, conditions, rules, and procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules, and procedures with terms or conditions that are inconsistent with the Plan’s provisions; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator determines appropriate in its exclusive discretion.

5. Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.  Incentive Stock Options may be granted only to Employees of the Company, Parent, or a Subsidiary.  An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in foreign jurisdictions as the Administrator determines in its exclusive discretion.

6. Terms and Conditions of Awards.

(a) Type of Awards.  The Administrator is authorized to make an Award to an Employee, Director, or Consultant that is not inconsistent with the terms of the Plan and that consist of an Option, SAR, or Restricted Stock.  The Option or SAR shall have an exercise price equal to the Fair Market Value of the Shares underlying the Option or SAR on the date of grant of the Option or SAR.

(b) Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.  Notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options that become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or Parent or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options.  For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares was granted.

(c) Conditions of Award.  Subject to the Plan’s terms, the Administrator shall, in its exclusive discretion, determine the provisions, terms, and conditions of each Award, including but not limited to the Award’s vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment by the Grantee (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) For any Award that contains a repurchase obligation for Shares (other than a right of first refusal), or a put or call right that is not a lapse restriction under Treas. Reg. § 1.83-3(i), the purchase price shall be the Fair Market Value of the Shares (disregarding lapse restrictions under Treas. Reg. §1.83-3(i)) at the time of repurchase.

(e) Acquisitions and Other Transactions. The Administrator may issue Awards in settlement, assumption, or substitution for, outstanding Awards or obligations to grant future Awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity, or an additional interest in a Related Entity, whether by merger, stock purchase, asset purchase, or other form of transaction.

(f) Early Exercise.  The Award Agreement may include a provision whereby the Grantee may, while an Employee, Director, or Consultant, exercise any part or all of an Option or SAR prior to full vesting.  Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity, or to any other restriction the Administrator determines appropriate in its exclusive discretion.

(g) Term of Award.  The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term of an Incentive Stock Option shall not exceed ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten (10%) percent of the voting power of all classes of stock of the Company or Parent or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as provided in the Award Agreement.

(h) Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of an Incentive Stock Option on the Grantee’s death on a beneficiary designation form provided by the Administrator.  An Award Agreement may provide that other Awards may be transferred by gift or through a domestic relations order to members of the Grantee’s Immediate Family, or in the manner and to the extent determined by the Administrator in its exclusive discretion.

(i) Grant of Restricted Stock.  Upon an Award of Restricted Stock, the Company shall issue in the Grantee’s name and deliver to the Grantee a certificate or certificates for the Shares.  The Shares represented by the certificate or certificates shall be subject to the restrictions in the Award Agreement.  Once the Restricted Stock is no longer subject to the restrictions, the Company shall issue a new certificate for the Shares without restrictions, and the Grantee shall tender the certificate for the Shares subject to restrictions for cancellation by the Company.

7. Award Exercise or Purchase Price, Consideration, and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten (10%) percent of the voting power of all classes of stock of the Company or Parent or any Subsidiary, the per Share exercise price shall not be less than one hundred and ten (110%) percent of the Fair Market Value per Share on the date of grant; and

(B) granted to any Employee other than an Employee described in subparagraph (A), the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(iii) In the case of an SAR, the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), the exercise or purchase price for the Award shall be determined in accordance with the principles of Code Sections 409A and 424(a).

(b) Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including without limitation the method of payment, shall be determined by the Administrator in its exclusive discretion (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares the following, provided that the portion of the consideration equal to the Shares’ par value must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require in its exclusive discretion (including withholding of Shares otherwise deliverable upon exercise of the Award) that have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which the Award is exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator in its exclusive discretion);

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares; and (B) shall provide written directions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

(c) Taxes.  No Shares shall be delivered to any Grantee or other person or entity until such Grantee or other person or entity has made arrangements acceptable to the Administrator in its exclusive discretion for the satisfaction of foreign, federal, state, and local income, employment, and excise tax withholding obligations, including without limitation obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option.  Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) An Option or SAR shall be exercisable at such times and under such conditions as set forth under the terms of the Plan and specified in the Award Agreement.

(ii) An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person or entity entitled to exercise the Award and full payment is made for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).  Until the issuance (as evidenced by the appropriate entry on the Company’s books or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Option or SAR, notwithstanding the exercise of an Option or SAR.  The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option or SAR.  In addition, upon the exercise of an Option or SAR, the Grantee shall not be entitled to all or part of the dividends declared and paid on the Shares underlying the Option or SAR between the date of grant and the date of exercise.  For Restricted Stock, until the time all restrictions are removed or satisfied, the Grantee shall not be entitled to all or part of the dividends declared and paid on the Shares between the date of grant and the date of vesting.

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement, and may be exercised following the termination of a Grantee’s Continuous Service only as provided in the Award Agreement.

(ii) When the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  Notwithstanding the foregoing provisions of this Section 9(a), if the expiration of the right to exercise an Award is tolled because the exercise would violate an applicable federal, state, local, or foreign law, the period during which the Award may be exercised cannot be extended more than thirty (30) days after the exercise first would no longer violate an applicable federal, state, local, or foreign law.

(b) As a condition to the exercise of an Award, the Company may require the person or entity exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws.

10. Adjustments Upon Changes in Capitalization.  Subject to any required action by the Company’s shareholders, the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines in its exclusive discretion require adjustment, shall be proportionately adjusted for (a) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or similar event affecting the Shares, (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or (c) as the Administrator determines in its exclusive discretion, any other transaction with respect to Common Stock to which Code Section 424(a) applies or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration.  Such adjustment shall be made by the Administrator in its exclusive discretion, and its determination shall be final, binding, and conclusive.  Except as the Administrator determines in its exclusive discretion, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions/Changes in Control/Related Entity Dispositions.  Except as otherwise provided in an Award Agreement:

(a) On the specified effective date of a Corporate Transaction or Change in Control, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction or Change in Control, for all the Shares at the time represented by such Award.  Notwithstanding the foregoing provisions, the Administrator may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(b) On the specified effective date of a Related Entity Disposition, for each Grantee who on such specified effective date is engaged primarily in service to the Related Entity that is the subject of the Related Entity Disposition, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase and forfeiture rights, immediately prior to the specified effective date of such Related Entity Disposition, for all the shares at the time represented by such Award.  Notwithstanding the foregoing provisions, the Administrator may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any or one or more of the foregoing provisions shall not apply.

(c) In the event of a Corporate Transaction in which the Company is not the surviving corporation, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity,  (ii) upon written notice to the Grantees, provide that such Options must be exercised within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate provided that such options shall become fully vested as set forth in this Section 11, or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable to the extent then vested less the aggregate exercise price thereof.  For purposes of determining the payments to be made pursuant to clause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board.

(d) With respect to outstanding grants of Restricted Stock, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such grants of Restricted Stock on the same terms and conditions by substituting, on an equitable basis for the Shares then subject to such grants of Restricted Stock, either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or the securities of any successor or acquiring entity or in lieu of the foregoing, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding grant of Restricted Stock shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such grant of Restricted Stock (to the extent such grant of Restricted Stock is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

(e) Notwithstanding the foregoing, any adjustments made pursuant to Section 11(c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any Incentive Stock Option (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code.  If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option.  This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6(b).

12. Effective Date and Term of Plan.  The Plan became effective upon its initial adoption by the Board.  It shall continue in effect for a term of ten (10) years unless sooner terminated.

13. Amendment, Suspension, or Termination of the Plan.

(a) The Board may at any time amend, suspend, or terminate the Plan.  To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree necessary.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension, or termination of the Plan (including termination of the Plan under Section 12) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended, or terminated.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as are sufficient to satisfy the Plan’s requirements.

(b) The inability of the Company to obtain approval from any regulatory body having jurisdiction, which approval is determined by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability for failure to issue or sell Shares as to which such the requisite approval was not obtained.

15. No Effect on Terms of Employment/Consulting Relationship.  The Plan and any Award Agreement shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s or Related Entity’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

16. No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a governing document of another plan or arrangement, Awards shall not be considered compensation for purposes of computing benefits or contributions under any tax-qualified or nonqualified employee benefit plan, tax-qualified or nonqualified deferred compensation plan, bonus plan, or incentive plan (the “Other Plans”) of the Company or Related Entity, and shall not affect the amounts of any benefits or contributions under any Other Plans subsequently established.  The Plan is not an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended.

17.  Code Section 409A.  Notwithstanding any other provision of this Plan, the Administrator shall construe and administer this Plan and all Aware Agreements, and exercise all authority and discretion under this Plan, to satisfy the requirements of Code Section 409A and the regulations thereunder, or any exemption thereto.

18.           Date of Grant.  The term date of grant of an Award means the date on which the Company completes all action by the Company necessary to create the legally binding right to the Award.  An action by the Company is not complete until the date on which the maximum number of Shares that can be purchased or received under the Award is fixed and determinable, the minimum exercise or purchase price is fixed and determinable, and the class of underlying stock and the Grantee’s identity is designated.